1 Mark Rohr, Chairman and Chief Executive Officer Steven Sterin, Senior Vice President and Chief Financial Officer Celanese Q2 2012 Earnings Monday, July 23, 2012 EX 99.2

2 Forward-Looking Statements This presentation and remarks made as part of this presentation contain “forward-looking statements,” which include information concerning the company’s plans, objectives, goals, strategies, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. When used in this presentation and related remarks, the words “outlook,” “forecast,” “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “may,” “can,” “could,” “might,” “will” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the results expressed or implied in the forward-looking statements contained in this presentation and related remarks. These risks and uncertainties include, among other things: changes in general economic, business, political and regulatory conditions in the countries or regions in which we operate; the length and depth of product and industry business cycles, particularly in the automotive, electrical, textiles, electronics and construction industries; changes in the price and availability of raw materials, particularly changes in the demand for, supply of, and market prices of ethylene, methanol, natural gas, wood pulp and fuel oil and the prices for electricity and other energy sources; the ability to pass increases in raw material prices on to customers or otherwise improve margins through price increases; the ability to maintain plant utilization rates and to implement planned capacity additions and expansions; the ability to improve productivity by implementing technological improvements to existing plants; increased price competition and the introduction of competing products by other companies; market acceptance of our technology; the ability to obtain governmental approvals and to construct facilities on terms and schedules acceptable to the company; changes in the degree of intellectual property and other legal protection afforded to our products or technology, or the theft of such intellectual property; compliance and other costs and potential disruption or interruption of production or operations due to accidents, cyber security incidents, terrorism or political unrest or other unforeseen events or delays in construction or operation of facilities, including as a result of geopolitical conditions, including the occurrence of acts of war or terrorist incidents, or as a result of weather or natural disasters; potential liability for remedial actions and increased costs under existing or future environmental regulations, including those relating to climate change; potential liability resulting from pending or future litigation, or from changes in the laws, regulations or policies of governments or other governmental activities in the countries in which we operate; changes in currency exchange rates and interest rates; our level of indebtedness, which could diminish our ability to raise additional capital to fund operations or limit our ability to react to changes in the economy or the chemicals industry; and various other factors discussed from time to time in the company’s filings with the Securities and Exchange Commission. In addition to the risks and uncertainties identified above, the following risks and uncertainties, among others, could cause the company’s actual results regarding its initiatives involving the use of advanced technology for the production of ethanol for chemical applications and other uses to differ materially from the results expressed or implied in these materials: the impact of technological developments and competition; our ability to obtain licenses of, or other access to, alternative ethanol production processes on attractive terms; unanticipated operational or commercialization difficulties, including failure of facilities or processes to operate in accordance with specifications or expectations; the cost and availability of capital necessary to fund plant construction and expansion; the unavailability of required materials and equipment; changes in the price and availability of commodities and supplies; the ability to achieve the anticipated cost structure; the growth in demand for products produced from our technology in certain industries or geographic regions; the adoption of new or different industry or regulatory standards; and the ability of third parties, including our commercial partners or suppliers, to comply with their commitments to us. Forward-looking statements speak only as of the date on which they are made, and the company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. Results Unaudited The results in this presentation, together with the adjustments made to present the results on a comparable basis, have not been audited and are based on internal financial data furnished to management. Quarterly and full fiscal year results should not be taken as an indication of the results of operations to be reported for any subsequent period or for the full fiscal year.

3 Non-US GAAP Financial Information Reconciliation of Non-U.S. GAAP Measures to U.S. GAAP This presentation reflects the following performance measures: operating EBITDA, business operating EBITDA, affiliate EBITDA and proportional affiliate EBITDA, adjusted earnings per share, net debt, and adjusted free cash flow as non-U.S. GAAP measures. These measurements are not recognized in accordance with U.S. GAAP and should not be viewed as an alternative to U.S. GAAP measures of performance. The most directly comparable financial measure presented in accordance with U.S. GAAP in our consolidated financial statements for operating EBITDA and business operating EBITDA is net income; for proportional affiliate EBITDA is equity in net earnings of affiliates; for affiliate EBITDA is operating profit; for adjusted earnings per share is earnings per common share-diluted; for net debt is total debt; and for adjusted free cash flow is cash flow from operations. Use of Non-U.S. GAAP Financial Information ► Operating EBITDA, a measure used by management to measure performance, is defined by the company as net earnings minus interest income plus loss (earnings) from discontinued operations, interest expense, income taxes and depreciation and amortization, and further adjusted for Other Charges and Adjustments as described in the Appendix. We may provide guidance on operating EBITDA and are unable to reconcile forecasted operating EBITDA to a U.S. GAAP financial measure because a forecast of Other Charges and Adjustments is not practical. ► Business operating EBITDA, a measure used by management to measure performance of its internal operations, is defined by the company as net earnings minus interest income plus loss (earnings) from discontinued operations, interest expense, income taxes and depreciation and amortization, and further adjusted for Other Charges and Adjustments as described in the Appendix, less equity in net earnings of affiliates, dividend income from cost investments and other (income) expense. This reflects the operating results of the company’s operations without regard to its equity and cost investments. The company believes that investors should consider business operating EBITDA when evaluating the company’s internal operations. ► Affiliate EBITDA is defined by the company as operating profit plus the depreciation and amortization of its equity affiliates. Proportional affiliate EBITDA, a measure used by management to measure performance of its equity investments, is defined by the company as the proportional operating profit plus the proportional depreciation and amortization of its equity investments. The company has determined that it does not have sufficient ownership for operating control of these investments to consider their results on a consolidated basis. We believe that investors should consider proportional affiliate EBITDA as an additional measure of operating results. ► Adjusted earnings per share is a measure used by management to measure performance. It is defined by the company as net earnings (loss) available to common shareholders plus preferred dividends, adjusted for other charges and adjustments, and divided by the number of basic common shares, diluted preferred shares, and options valued using the treasury method. We may provide guidance on an adjusted earnings per share basis and are unable to reconcile forecasted adjusted earnings per share to a U.S. GAAP financial measure without unreasonable effort because a forecast of Other Items is not practical. We believe that the presentation of this non-U.S. GAAP measure provides useful information to management and investors regarding various financial and business trends relating to our financial condition and results of operations, and that when U.S. GAAP information is viewed in conjunction with non-U.S. GAAP information, investors are provided with a more meaningful understanding of our ongoing operating performance. Note: The income tax rate used for adjusted earnings per share approximates the midpoint in a range of forecasted tax rates for the year. This range may include certain partial or full- year forecasted tax opportunities, where applicable, and specifically excludes changes in uncertain tax positions, discrete items and other material items adjusted out of our U.S. GAAP earnings for adjusted earnings per share purposes, and changes in management's assessments regarding the ability to realize deferred tax assets. We analyze this rate quarterly and adjust if there is a material change in the range of forecasted tax rates; an updated forecast would not necessarily result in a change to our tax rate used for adjusted earnings per share. The adjusted tax rate is an estimate and may differ from the tax rate used for U.S. GAAP reporting in any given reporting period. It is not practical to reconcile our prospective adjusted tax rate to the actual U.S. GAAP tax rate in any given future period. ► Net debt is defined by the company as total debt less cash and cash equivalents. We believe that the presentation of this non-U.S. GAAP measure provides useful information to management and investors regarding changes to the company’s capital structure. Our management and credit analysts use net debt to evaluate the company's capital structure and assess credit quality. Proportional net debt is defined as our proportionate share of our affiliates’ net debt. ► Adjusted free cash flow is defined by the company as cash flow from operations less other productive asset purchases, operating cash from discontinued operations and certain other charges and adjustments. We believe that the presentation of this non-U.S. GAAP measure provides useful information to management and investors regarding changes to the company's cash flow. Our management and credit analysts use adjusted free cash flow to evaluate the company's liquidity and assess credit quality. Although we use adjusted free cash flow as a financial measure to assess the performance of our business, the use of adjusted free cash flow has important limitations, including that adjusted free cash flow does not reflect the cash requirements necessary to service our indebtedness, lease obligations, unconditional purchase obligations or pension and postretirement funding obligations.

4 Mark Rohr Chairman and Chief Executive Officer

5 ►Announced plans to backward integrate into methanol at Clear Lake, Texas ► Launched SunsationSM sweetener platform ►Entered into Joint Statement of Cooperation with Pertamina to advance fuel ethanol projects in Indonesia ► In the process of starting up the technology development unit for ethanol at Clear Lake, Texas Significant progress on strategic projects to deliver long-term shareholder value Highlights of recent activities

6 ► Second best quarterly adjusted EPS in Celanese history, despite challenging economic conditions in Europe and slower growth in Asia ► The acetyl industry challenged by soft demand * See slides 23 and 24 for equity affiliate results and Celanese’s proportional share in millions (except EPS) Q2’11 Q1’12 Q2’12 Net Sales $1,753 $1,633 $1,675 Proportional Net Sales of Affiliates $427 $424 $455 Total: $2,180 $2,057 $2,130 Operating Profit/(Loss) $209 $98 $164 Adjusted EPS $1.66 $0.72 $1.47 Operating EBITDA $441 $255 $402 Proportional Affiliate EBITDA in excess of Equity in net earnings of affiliates* $37 $37 $43 Total: $478 $292 $445 Celanese Corporation Q2’12 highlights

7 Steven Sterin Senior Vice President and Chief Financial Officer

Advanced Engineered Materials

Celanese

Q2 Performance

in millions	Q2'11	Q1'12	Q2'12
Net Sales	$346	$317	**$323**
Operating EBITDA	$107	$94	**$114**
Operating EBITDA Margin	31%	30%	**35%**

Factors Affecting Net Sales Changes

	Q2'12	
	vs. Q2'11	vs. Q1'12
Volume	**(4%)**	**-**
Price	**2%**	**3%**
Currency	**(5%)**	**(1%)**
Other	**-**	**-**
Total Sales	**(7%)**	**2%**

Key Business Highlights

Sequential (Q2'12 vs Q1'12)

- Sales and earnings growth driven by increased pricing
- Increased equity earnings from strategic affiliates

Year-over-Year (Q2'12 vs Q2'11)

- Sales: higher pricing; lower volumes due to European economy; unfavorable currency
- Earnings: higher pricing; increased equity earnings from strategic affiliates more than offset lower volumes and currency impacts

Q3 Business Outlook

- Slightly lower sequential earnings
  - Expect higher sales and lower raw material costs
  - Lower equity earnings from strategic affiliates

8

Consumer Specialties

Celanese

Q2 Performance

in millions	Q2'11	Q1'12	Q2'12
Net Sales	$291	$264	**$327**
Operating EBITDA	$147	$66	**$168**
Operating EBITDA Margin	51%	25%	**51%**

Factors Affecting Net Sales Changes

	Q2'12	
	vs. Q2'11	vs. Q1'12
Volume	6%	23%
Price	7%	1%
Currency	(1%)	-
Other	-	-
Total Sales	12%	24%

Key Business Highlights

Sequential

- Sales and earnings growth from higher volume due to volume shift from Q1 production interruption
- Dividends from strategic affiliates

YoY

- Sales: higher pricing; higher volume due to volume shift from Q1 production interruption
- Earnings: higher volume and prices more than offset higher raw material and energy costs
- Increased dividends from strategic affiliates

Q3 Business Outlook

- Expect YoY earnings growth due to higher pricing in Acetate and higher volume in Nutrinova

9

10 Industrial Specialties ► Expect sequentially lower earnings due to seasonality and mix Sequential ► Sales and earnings increased due to:  Volume growth in Emulsions in NA and Asia  Improved mix in EVA Performance Polymers YoY ► Sales: volume growth in North America and Asia offset by unfavorable currency ► Earnings: margin improvement due to higher volume and lower raw material costs in millions Q2’11 Q1’12 Q2’12 Net Sales $329 $309 $327 Operating EBITDA $40 $34 $47 Operating EBITDA Margin 12% 11% 14% Q2’12 vs. Q2’11 vs. Q1’12 Volume 5% 5% Price (1%) 2% Currency (5%) (1%) Other - - Total Sales (1%) 6% Q2 Performance Factors Affecting Net Sales Changes Key Business Highlights Q3 Business Outlook

11 Acetyl Intermediates ► Assuming no improvement in global economic conditions, expect trough-like conditions in the acetyl chain to continue through remainder of 2012 Sequential ► Sales: volume decline due to soft demand ► Earnings: margin expansion driven by higher pricing and lower raw material costs YoY ► Sales: lower pricing due to temporarily elevated utilization in prior year and soft demand in Q2’12 ► Earnings: lower pricing and currency more than offset higher volume and lower raw material costs Q2’12 vs. Q2’11 vs. Q1’12 Volume 4% (6%) Price (10%) 2% Currency (4%) - Other - - Total Sales (10%) (4%) Q2 Performance Factors Affecting Net Sales Changes Key Business Highlights Q3 Business Outlook in millions Q2’11 Q1’12 Q2’12 Net Sales $914 $852 $821 Operating EBITDA $177 $83 $99 Operating EBITDA Margin 19% 10% 12%

12 ► Q2’12: equity affiliates contributed $62 million to earnings with an additional $43 million proportional Affiliate EBITDA not included in Operating EBITDA ► Equity and cost investment dividends were $146 million, a $21 million increase from Q2’11 ► Q3 Outlook: earnings from AEM’s strategic affiliates expected to be lower than 2011, primarily driven by a scheduled turnaround and MTBE pricing in Ibn Sina Affiliate performance 0 40 80 120 160 200 YTD 2012 YTD 2011 $ m ill io ns Earnings from Equity Affiliates Note: YTD refers to six months ended June 30th 0 50 100 150 200 YTD 2012 YTD 2011 $ m ill io ns Proportional Affiliate EBITDA in Excess of Equity Earnings Earnings from Equity Affiliates Income Statement Earnings and Proportional EBITDA

13 Free cash flow 2nd Quarter 2012 1Amounts primarily associated with cash outflows for purchases of other productive assets that are classified as ‘investing activities’ for U.S. GAAP purposes 2Excludes Ticona Kelsterbach expansion cash flows ► Positive free cash flow continues despite weak market conditions ► Continue to invest in high payback strategic growth initiatives in millions Q2’11 Q2’12 Net cash provided by operating activities $184 $187 Adjustments to operating cash for discontinued operations ($4) ($1) Net cash provided by operating activities from continuing operations $180 $186 Less: Capital expenditures ($74) ($77) Add: Other charges and adjustments1 ($1) ($17) Adjusted Free Cash Flow 2 $105 $92 Adjusted Free Cash Flow

14 ► Dividend, debt service, option receipts, and share repurchases of ~$80-100 million ► Board authorized 25% increase in dividend effective August 2012 Strong cash generation continues throughout economic cycle * Excludes cash outflows for the Ticona Kelsterbach expansion capital expenditures of approximately $60 million. Cash Taxes $120 – $140 Capital Expenditures $325 – $350 Reserve/Other $125 – $150 Net Interest $190 – $200 Pension $100 – $125 Working Capital ($50) – $0 Adjusted Free Cash Outflows* $800 – $1,000 2012E Adjusted Free Cash Outflows (off EBITDA Base) in millions

15 Appendix Notes: References on the following slides to tables correspond to the tables included with Celanese press release dated July 23, 2012

Reg G: Business segment data and reconciliation of operating profit (loss) to operating EBITDA - a non-U.S. GAAP measure – unaudited (Table 1)

Celanese

(in $ millions)	Three Months Ended June 30, 2012	Three Months Ended March 31, 2012	Three Months Ended June 30, 2011
Net Sales			
Advanced Engineered Materials	323	317	346
Consumer Specialties	327	264	291
Industrial Specialties	327	309	329
Acetyl Intermediates	821	852	914
Other Activities [1]	-	-	-
Intersegment eliminations	(123)	(109)	(127)
Total	1,675	1,633	1,753
Operating Profit (Loss)			
Advanced Engineered Materials	21	21	27
Consumer Specialties	75	39	48
Industrial Specialties	34	19	28
Acetyl Intermediates	77	60	152
Other Activities [1]	(43)	(41)	(46)
Total	164	98	209
Other Charges and Other Adjustments [2]			
Advanced Engineered Materials	10	3	22
Consumer Specialties	(1)	17	10
Industrial Specialties	-	2	-
Acetyl Intermediates	1	2	(2)
Other Activities [1]	9	8	3
Total	19	32	33
Depreciation and Amortization Expense [3]			
Advanced Engineered Materials	28	27	19
Consumer Specialties	10	9	10
Industrial Specialties	13	13	12
Acetyl Intermediates	19	20	25
Other Activities [1]	4	3	2
Total	74	72	68
Business Operating EBITDA			
Advanced Engineered Materials	59	51	68
Consumer Specialties	84	65	68
Industrial Specialties	47	34	40
Acetyl Intermediates	97	82	175
Other Activities [1]	(30)	(30)	(41)
Total	257	202	310
Equity Earnings, Cost - Dividend Income and Other Income (Expense)			
Advanced Engineered Materials	55	43	39
Consumer Specialties	84	1	79
Industrial Specialties	-	-	-
Acetyl Intermediates	2	1	2
Other Activities [1]	4	8	11
Total	145	53	131
Operating EBITDA			
Advanced Engineered Materials	114	94	107
Consumer Specialties	168	66	147
Industrial Specialties	47	34	40
Acetyl Intermediates	99	83	177
Other Activities [1]	(26)	(22)	(30)
Total	402	255	441

[1] Other Activities includes corporate selling, general and administrative expenses and the results from captive insurance companies.

[2] See Table 7 for details.

[3] Excludes accelerated depreciation and amortization expense included in Other Charges and Other Adjustments above. See Table 1A for details.

16

17 Reg G: Reconciliation of consolidated net earnings (loss) to operating EBITDA - a non-U.S. GAAP measure – unaudited (Table 1A) June 30, March 31, June 30, (in $ millions) 2012 2012 2011 Net earnings (loss) attributable to Celanese Corporation 210 183 203 (Earnings) loss from discontinued operations - - 2 Interest income - (1) - Interest expense 45 45 57 Refinancing expense - - 3 Income tax provision (benefit) 54 (76) 75 Depreciation and amortization expense 2 74 72 68 Other charges (gains), net 1 3 - 18 Other adjustments 1 16 32 15 Operating EBITDA 402 255 441 Detail by Business Segment Advanced Engineered Materials 114 94 107 Consumer Specialties 168 66 147 Industrial Specialties 47 34 40 Acetyl Intermediates 99 83 177 Other Activities 3 (26) (22) (30) Operating EBITDA 402 255 441 June 30, March 31, June 30, (in $ millions) 2012 2012 2011 Advanced Engineered Materials - - 1 Consumer Specialties 1 - 3 Industrial Specialties - 2 - Acetyl Intermediates - - - Other Activities 3 - - - Accelerated depreciation and amortization expense 1 2 4 Depreciation and amortization expense 2 74 72 68 Total depreciation and amortization expense 75 74 72 2 Excludes accelerated depreciation and amortization expense as detailed in the table below and included in Other adjustments above. Three Months Ended Three Months Ended 3 Other Activities includes corporate selling, general and administrative expenses and the results from captive insurance companies. 1 See Table 7 for details.

18 Reg G: Adjusted earnings (loss) per share - reconciliation of a non-U.S. GAAP measure – unaudited (Table 6) (in $ millions, except share and per share data) per share per share per share Earnings (loss) from continuing operations 210 1.31 183 1.15 205 1.29 Deduct: Income tax (provision) benefit (54) 76 (75) Earnings (loss) from continuing operations before tax 264 107 280 Other charges and other adjustments 1 19 32 33 Refinancing - related expenses - - 6 Adjusted earnings (loss) from continuing operations before tax 283 139 319 Income tax (provision) benefit on adjusted earnings 2 (48) (24) (54) Less: Noncontrolling interests - - - Adjusted earnings (loss) from continuing operations 235 1.47 115 0.72 265 1.66 Diluted shares (in millions) 3 Weighted average shares outstanding 158.1 156.5 156.3 Dilutive stock options 1.0 1.9 2.0 Dilutive restricted stock units 0.6 0.7 0.9 Total diluted shares 159.7 159.1 159.2 June 30, 1 See Table 7 for details. 2 The adjusted effective tax rate is 17% for the three months ended June 30, 2012, M arch 31, 2012, and June 30, 2011 . 3 Potentially dilutive shares are included in the adjusted earnings per share calculation when adjusted earnings are positive. 2012 2011 Three Months Ended June 30, 2012 March 31,

19 Reg G: Other charges and other adjustments - reconciliation of a non-U.S. GAAP measure – unaudited (Table 7) Other Charges (Gains), net: June 30, March 31, June 30, (in $ millions) 2012 2012 2011 Employee termination benefits 1 - 9 Ticona Kelsterbach plant relocation 2 - 16 Plumbing actions - - (4) Commercial disputes - - (2) Other - - (1) Total 3 - 18 Other Adjustments: 1 Income June 30, March 31, June 30, Statement (in $ millions) 2012 2012 2011 Classification Business optimization 3 5 2 Cost of sales / SG&A Ticona Kelsterbach plant relocation 8 3 5 Cost of sales Plant closures 2 4 7 Cost of sales / SG&A (Gain) loss on disposition of assets - - (1) (Gain) loss on disposition Write-off of other productive assets - - (1) Cost of sales Acetate production interruption costs - 10 - Cost of sales Other 3 10 3 Various Total 16 32 15 Total other charges and other adjustments 19 32 33 1 These items are included in net earnings but not included in Other charges (gains), net. Three Months Ended Three Months Ended

20 Q2 2012 Other charges and other adjustments by business segment - reconciliation of a non-U.S. GAAP measure - unaudited Income Statement in $ millions AEM CS IS AI Other Total Classification Employee termination benefits - 2 - (1) - 1 Ticona Kelsterbach plant relocation 2 - - - - 2 Insurance recoveries - (6) - - 6 - Total other charges (gains), net 2 (4) - (1) 6 3 Business optimization - - - - 3 3 SG&A Ticona Kelsterbach plant relocation 8 - - - - 8 Cost of Sales Plant closures - 1 - 1 - 2 Cost of Sales Other - 2 - 1 - 3 Various 1 Total other adjustments 8 3 - 2 3 16 Total other charges and other adjustments 10 (1) - 1 9 19 1 The follow ing summarizes the income statement classif ication of the other adjustments: Cost of Sales - 2 - - - 2 Other income/expense, net - - - 1 - 1 Total other - 2 - 1 - 3

21 Q1 2012 Other charges and other adjustments by business segment - reconciliation of a non-U.S. GAAP measure - unaudited Income Statement in $ millions AEM CS IS AI Other Total Classification Employee termination benefits - 1 - - (1) - Total other charges (gains), net - 1 - - (1) - Business optimization - - - - 5 5 SG&A Ticona Kelsterbach plant relocation 3 - - - - 3 Cost of Sales Plant closures - 1 2 1 - 4 Cost of Sales / SG&A Acetate production interruption costs - 10 - - - 10 Cost of Sales Other - 5 - 1 4 1 10 Various 2 Total other adjustments 3 16 2 2 9 32 Total other charges and other adjustments 3 17 2 2 8 32 1 Non-cash expense related to CEO retirement 2 The follow ing summarizes the income statement classif ication of the other adjustments: Cost of Sales - 5 - 1 - 6 Selling, General & Administrative - - - - 4 4 Total other - 5 - 1 4 10

22 Q2 2011 Other charges and other adjustments by business segment - reconciliation of a non-U.S. GAAP measure - unaudited Income Statement in $ millions AEM CS IS AI Other Total Classification Employee termination benefits 4 3 - 1 1 9 Ticona Kelsterbach plant relocation 16 - - - - 16 Plumbing actions (4) - - - - (4) Commercial disputes - - - (2) - (2) Other - - - (1) - (1) Total other charges (gains), net 16 3 - (2) 1 18 Business optimization - - - - 2 2 Cost of Sales / SG&A Ticona Kelsterbach plant relocation 5 - - - - 5 Cost of Sales Plant closures 1 4 - 2 - 7 Cost of Sales / SG&A (Gain)/loss on disposition of assets - - - (1) - (1) (Gain) loss on disposition Write-off of other productive assets - - - (1) - (1) Cost of Sales Other - 3 - - - 3 Cost of Sales Total other adjustments 6 7 - - 2 15 Total other charges and other adjustments 22 10 - (2) 3 33

Reg G: Equity affiliate results and reconciliation of operating profit to affiliate EBITDA - a non-U.S. GAAP measure - total - unaudited (Table 8)

Celanese

	Three Months Ended		
	June 30,	March 31,	June 30,
(in $ millions)	2012	2012	2011
Net Sales			
Ticona Affiliates - Asia [1]	441	423	393
Ticona Affiliates - Middle East [2]	380	304	252
Infraserv Affiliates [3]	478	467	550
Total	1,299	1,194	1,195
Operating Profit			
Ticona Affiliates - Asia [1]	57	46	52
Ticona Affiliates - Middle East [2]	197	139	104
Infraserv Affiliates [3]	31	29	34
Total	285	214	190
Depreciation and Amortization			
Ticona Affiliates - Asia [1]	19	19	15
Ticona Affiliates - Middle East [2]	9	14	18
Infraserv Affiliates [3]	26	27	29
Total	54	60	62
Affiliate EBITDA			
Ticona Affiliates - Asia [1]	76	65	67
Ticona Affiliates - Middle East [2]	206	153	122
Infraserv Affiliates [3]	57	56	63
Total	339	274	252
Net Income			
Ticona Affiliates - Asia [1]	36	32	37
Ticona Affiliates - Middle East [2]	175	125	93
Infraserv Affiliates [3]	23	25	23
Total	234	182	153
Net Debt			
Ticona Affiliates - Asia [1]	273	184	101
Ticona Affiliates - Middle East [2]	(184)	(105)	(78)
Infraserv Affiliates [3]	328	258	308
Total	417	337	331

[1] Ticona Affiliates - Asia accounted for using the equity method includes Polyplastics (45%), Korean Engineering Plastics (50%), Fortron Industries (50%), Una SA (50%). Una SA was divested during the three months ended March 31, 2011.

[2] Ticona Affiliates - Middle East accounted for using the equity method includes National Methanol Company (Ibn Sina) (25%).

[3] Infraserv Affiliates accounted for using the equity method includes Infraserv Hoechst (32%), Infraserv Gendorf (39%) and Infraserv Knapsack (27%).

23

Reg G: Equity affiliate results and reconciliation of proportional operating profit to proportional affiliate EBITDA - a non-U.S. GAAP measure - Celanese proportional share – unaudited (Table 8 continued)

	Three Months Ended		
(in $ millions)	June 30, 2012	March 31, 2012	June 30, 2011
Proportional Net Sales			
Ticona Affiliates - Asia [1]	203	195	182
Ticona Affiliates - Middle East [2]	95	76	63
Infraserv Affiliates [3]	157	153	182
Total	455	424	427
Proportional Operating Profit			
Ticona Affiliates - Asia [1]	26	22	25
Ticona Affiliates - Middle East [2]	49	35	25
Infraserv Affiliates [3]	10	10	12
Total	85	67	62
Proportional Depreciation and Amortization			
Ticona Affiliates - Asia [1]	9	9	7
Ticona Affiliates - Middle East [2]	3	3	5
Infraserv Affiliates [3]	8	9	9
Total	20	21	21
Proportional Affiliate EBITDA			
Ticona Affiliates - Asia [1]	35	31	32
Ticona Affiliates - Middle East [2]	52	38	30
Infraserv Affiliates [3]	18	19	21
Total	105	88	83
Equity in net earnings of affiliates (as reported in the Consolidated Statement of Operations)			
Ticona Affiliates - Asia [1]	17	15	17
Ticona Affiliates - Middle East [2]	38	28	22
Infraserv Affiliates [3]	7	8	7
Total	62	51	46
Proportional Affiliate EBITDA in excess of Equity in net earnings of affiliates			
Ticona Affiliates - Asia [1]	18	16	15
Ticona Affiliates - Middle East [2]	14	10	8
Infraserv Affiliates [3]	11	11	14
Total	43	37	37
Proportional Net Debt			
Ticona Affiliates - Asia [1]	121	83	45
Ticona Affiliates - Middle East [2]	(46)	(26)	(20)
Infraserv Affiliates [3]	107	85	100
Total	182	142	125

[1] Ticona Affiliates - Asia accounted for using the equity method includes Polyplastics (45%), Korean Engineering Plastics (50%), Fortron Industries (50%), Una SA (50%). Una SA was divested during the three months ended March 31, 2011.

[2] Ticona Affiliates - Middle East accounted for using the equity method includes National Methanol Company (IBN Sina) (25%).

[3] Infraserv Affiliates accounted for using the equity method includes Infraserv Hoechst (32%), Infraserv Gendorf (39%) and Infraserv Knapsack (27%).

Celanese

24